EXHIBIT 31.3

CERTIFICATION

I, Zeynep Hakimoglu, certify that:

1.	I have reviewed this annual report on Form 10-K/A and the annual report on Form 10-K originally filed on March 25, 2013 of ClearOne, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 30, 2013	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu Chief Executive Officer (Principal Executive Officer)